SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 22, 2004 (November 18, 2004)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 303-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2004, our subsidiaries that are party to our receivables-backed facility entered into an amendment of the facility, pursuant to which the facility termination date was extended by one year to November 17, 2005. The amendment also modified a definition used in calculating the loss reserve, which we expect to slightly increase our borrowing capacity under the facility. The amendment is Amendment No. 4 to our Fourth Amended and Restated Receivables Purchase Agreement, and is by and among (1) Dairy Group Receivables, L.P., Specialty Group Receivables, L.P., and Dean National Brand Group, L.P., all of which are our subsidiaries, (2) the financial institutions that are party to our Receivables Purchase Agreement, (3) JPMorgan Chase Bank, National Association, as agent, and (4) us, as provider of certain performance undertakings on behalf of our subsidiaries.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment No. 4 to Fourth Amended and Restated Receivables Purchase Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 22, 2004	DEAN FOODS COMPANY

	By:	/s/ Lisa N. Tyson

Lisa N. Tyson Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 4 to Fourth Amended and Restated Receivables Purchase Agreement